EXHIBIT 10.23

AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2, dated as of January 3, 2012 (this “Amendment”), to the Executive Employment Agreement, dated as of January 1, 2008 and amended as of February 1, 2010 (the “Agreement”), is made by and between Scivanta Medical Corporation, a Nevada corporation (the “Company”), and David R. LaVance (the “Executive”).

WHEREAS, the Company and the Executive desire to modify the Agreement for the mutual benefit of both parties;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, undertakings and representations contained herein, and intending to be legally bound thereby, the Company and the Executive agree as follows:

1. The modifications of the Agreement herein will be effective as of November 1, 2011 and will remain in effect for the duration of the Agreement unless further modified in writing by the parties hereto.

2. The last paragraph of Section 7, as set forth in Amendment No. 1 to the Agreement dated as of January 1, 2008, shall be deleted in its entirety.

3. The following new paragraphs are hereby added at the end of Section 6 of the Agreement:

Effective February 1, 2010, the Company and the Executive agreed to reduce the Executive’s annual base salary to $200,000, which was to be increased to the original $275,000 per annum upon raising sufficient capital that would provide the Company the ability to pay the original base salary of $275,000.

Effective November 1, 2011, the Company and the Executive agree to reduce the Executive’s annual base salary to $0 until the Company has raised sufficient capital, as determined by the Company’s board of directors, that will provide the Company the ability to pay either the original base salary of $275,000 or the reduced base salary of $200,000 or some other amount as mutually agreed upon by the Executive and the Company’s board of directors.

4. Other than as specifically modified in this Amendment, all other terms, conditions and covenants of the Agreement shall remain in full force and effect as written.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of January 3, 2012.

SCIVANTA MEDICAL CORPORATION

By:	/s/ Thomas S. Gifford
Thomas S. Gifford
Executive Vice President and
Chief Financial Officer

DAVID R. LAVANCE

By:	/s/ David R. LaVance
David R. LaVance